UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

Prism Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

101 Parkshore Dr., Suite 100 Folsom, California 95630 (Address of principal executive offices including zip code)

(916) 932-2860 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, the U.S. Patent Trial and Appeal Board (“PTAB”) issued two rulings on September 8, 2015 concerning the validity of U.S. Patent No. 7,631,191 B2 (the “Glazer” patent) owned by Secure Axcess, LLC, a subsidiary of Prism Technologies Group, Inc.

●

In CBM2014-00100 (consolidated with CBM2015-00009), the PTAB determined that claims 1–32 of the Glazer patent would have been obvious to one of ordinary skill in the art, and the claims were, therefore, unpatentable under 35 U.S.C. § 103(a).

●	In IPR2014-00475, the PTAB determined that claims 1–23 and 25-32 of the Glazer patent were unpatentable.

On February 21, 2017, the U.S. Court of Appeals for the Federal Circuit (“Federal Circuit”) affirmed the PTAB ruling, without an opinion, in the IPR2014-00475 matter. The Federal Circuit, however, ruled that the PTAB should not have instituted the proceedings in CBM2014-00100 because the Glazer patent claims do not constitute a “covered business method”. Accordingly, the Federal Circuit vacated the invalidity ruling in the CBM proceedings.

The Glazer patent is the subject of patent infringement litigation in the U.S. District Court for the Eastern District of Texas (Secure Axcess, LLC v. U.S. Bank, et al. 6:13-cv-00717-KNM), which has been stayed pending the IPR and CBM proceedings.

The Company is reviewing the Federal Circuit’s decisions and possible actions in response to the decisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRISM TECHNOLOGIES GROUP, INC.

Date: February 23, 2017	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe Title: Senior Vice President, General Counsel and Secretary